                                                                    EXHIBIT 99.1


                            KNIGHTS TECHNOLOGY, INC.

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 (COMMON STOCK)


      The undersigned holder of Common Stock of Knights Technology, Inc. ("Knights") hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated April 16, 1997 and hereby appoints Thomas A. Sherby and Mary P. Korn, or either of them, proxy and attorney in fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Knights Technology, Inc. to be held on May 16, 1997 at 10:00 a.m. at Knights's principal offices located at 155 North Wolfe Road, Sunnyvale, CA 94086, and any postponements or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. Any capitalized terms not defined herein shall have the same meaning ascribed to them in the said Proxy Statement/Prospectus.




                                                      -------------

                                                       SEE REVERSE
CONTINUED AND TO BE SIGNED                                 SIDE
ON REVERSE SIDE
                                                       -------------

|X|    Please mark votes as
        in this example

       IF VOTES ARE NOT MARKED AS IN THIS EXAMPLE, KNIGHTS SHARES SUBJECT TO THIS PROXY WILL BE VOTED IN FAVOR OF ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the Agreement and Plan of Reorganization dated as of March 12, 1997, by and among Electroglas Inc. ("Electroglas"), a Delaware corporation, Knights and the Principal Knights Shareholders, whereby, among other things, Newco, a wholly owned subsidiary of Electroglas, will merge with and into Knights. Knights will survive the Merger and become a wholly owned subsidiary of Electroglas. Each outstanding share of Knights Common Stock and each outstanding share of Knights Series C Preferred Stock will automatically convert into the right to receive fully paid and nonassessable Electroglas Common Stock, par value $0.01, in an amount to be determined by a conversion ratio described in the Proxy Statement/Prospectus, and the right to receive on a pro rata basis an additional cash payment (the "Knights Shareholder Cash") if the aggregate market value of the shares of Electroglas Common Stock to be received does not meet a certain minimum level. Cash will also be delivered in lieu of fractional shares. Holders of Knights Preferred Stock will receive the Merger consideration described above in lieu of the liquidation preference set forth in the Knights Articles of Incorporation. Approximately ten percent of the aggregate Merger consideration that Electroglas would otherwise deliver to the Knights Shareholders will, on a pro rata basis, be placed in escrow for twelve months after the closing of the transaction as collateral for the indemnification obligations of the Knights Shareholders under the Agreement and for payment of certain claims and damages described in the Agreement. The escrow assets will first be drawn from the Knights Shareholder Cash, if any is payable, and then, if the Knights Shareholder Cash is insufficient, from the shares of Electroglas Common Stock offered in exchange for the Knights Stock surrendered in the Merger. Holders of outstanding options to purchase shares of Knights Common Stock shall receive options to purchase shares of Electroglas Common Stock, none of which shall be held in escrow. Thomas A. Sherby, Dag Tellefsen and Shao-Hung Gerald Liu will serve as representatives of the Knights Shareholders and be authorized on behalf of the Knights Shareholders, with respect to claims against assets held in escrow, to determine the rights of the Knights Shareholders, to bind the Knights Shareholders, and to receive service of process on their behalf.

DETAILS OF THE AGREEMENT AND PLAN OF REORGANIZATION AND OTHER IMPORTANT INFORMATION CONCERNING KNIGHTS AND ELECTROGLAS APPEAR IN THE PROXY STATEMENT/PROSPECTUS. PLEASE GIVE THAT MATERIAL YOUR CAREFUL ATTENTION.

        FOR       AGAINST     ABSTAIN
        [ ]         [ ]         [ ]

2. In their discretion, on such other business as may properly come before the meeting, or any postponements or adjournments thereof.


                                 MARK HERE        [ ] REVISED MAILING ADDRESS:
                                 FOR ADDRESS
                                 CHANGE AND
                                 NOTE AT
                                 RIGHT




                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                HEREON.  IF ACTING AS ATTORNEY, EXECUTOR,
                                TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN
                                NAME AND TITLE.

                                Signature: _________________Date_______________

                                Signature: _________________Date_______________

                            KNIGHTS TECHNOLOGY, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           (SERIES C PREFERRED STOCK)


      The undersigned holder of Series C Preferred Stock of Knights Technology, Inc. ("Knights") hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated April 16, 1997 and hereby appoints Thomas A. Sherby and Mary P. Korn, or either of them, proxy and attorney in fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Knights Technology, Inc. to be held on May 16, 1997 at 10:00 a.m. at Knights's principal offices located at 155 North Wolfe Road, Sunnyvale, CA 94086, and any postponements or adjournments thereof, and to vote all shares of Series C Preferred Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. Any capitalized terms not defined herein shall have the same meaning ascribed to them in the said Proxy Statement/Prospectus.



                                                       -------------

                                                       SEE REVERSE
CONTINUED AND TO BE SIGNED                                 SIDE
ON REVERSE SIDE
                                                       -------------

|X|  Please mark votes as
     in this example

     IF VOTES ARE NOT MARKED AS IN THIS EXAMPLE, KNIGHTS SHARES SUBJECT TO THIS PROXY WILL BE VOTED IN FAVOR OF ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the Agreement and Plan of Reorganization dated as of March 12, 1997, by and among Electroglas Inc. ("Electroglas"), a Delaware corporation, Knights and the Principal Knights Shareholders, whereby, among other things, Newco, a wholly owned subsidiary of Electroglas, will merge with and into Knights. Knights will survive the Merger and become a wholly owned subsidiary of Electroglas. Each outstanding share of Knights Common Stock and each outstanding share of Knights Series C Preferred Stock will automatically convert into the right to receive fully paid and nonassessable Electroglas Common Stock, par value $0.01, in an amount to be determined by a conversion ratio described in the Proxy Statement/Prospectus, and the right to receive on a pro rata basis an additional cash payment (the "Knights Shareholder Cash") if the aggregate market value of the shares of Electroglas Common Stock to be received does not meet a certain minimum level. Cash will also be delivered in lieu of fractional shares. Holders of Knights Preferred Stock will receive the Merger consideration described above in lieu of the liquidation preference set forth in the Knights Articles of Incorporation. Approximately ten percent of the aggregate Merger consideration that Electroglas would otherwise deliver to the Knights Shareholders will, on a pro rata basis, be placed in escrow for twelve months after the closing of the transaction as collateral for the indemnification obligations of the Knights Shareholders under the Agreement and for payment of certain claims and damages described in the Agreement. The escrow assets will first be drawn from the Knights Shareholder Cash, if any is payable, and then, if the Knights Shareholder Cash is insufficient, from the shares of Electroglas Common Stock offered in exchange for the Knights Stock surrendered in the Merger. Holders of outstanding options to purchase shares of Knights Common Stock shall receive options to purchase shares of Electroglas Common Stock, none of which shall be held in escrow. Thomas A. Sherby, Dag Tellefsen and Shao-Hung Gerald Liu will serve as representatives of the Knights Shareholders and be authorized on behalf of the Knights Shareholders, with respect to claims against assets held in escrow, to determine the rights of the Knights Shareholders, to bind the Knights Shareholders, and to receive service of process on their behalf.

DETAILS OF THE AGREEMENT AND PLAN OF REORGANIZATION AND OTHER IMPORTANT INFORMATION CONCERNING KNIGHTS AND ELECTROGLAS APPEAR IN THE PROXY STATEMENT/PROSPECTUS. PLEASE GIVE THAT MATERIAL YOUR CAREFUL ATTENTION.

        FOR       AGAINST     ABSTAIN
        [ ]         [ ]         [ ]

2. In their discretion, on such other business as may properly come before the meeting, or any postponements or adjournments thereof.


                                 MARK HERE        [ ] REVISED MAILING ADDRESS:
                                 FOR ADDRESS
                                 CHANGE AND
                                 NOTE AT
                                 RIGHT




                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                HEREON.  IF ACTING AS ATTORNEY, EXECUTOR,
                                TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN
                                NAME AND TITLE.

                                Signature: _________________Date_______________

                                Signature: _________________Date_______________